UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, the Compensation Committee (the “Compensation Committee”) of Equity Bancshares, Inc. (the “Company”) upon the recommendation of the Company’s Board of Directors approved equity awards to Brad S. Elliott, the Company’s Chairman and Chief Executive Officer, and Gregory H. Kossover, the Company’s Chief Financial Officer, having the following target award values (“Target Value”):

Name and Title	Target Value	PRSUs	TRSUs
Brad S. Elliott, Chairman and Chief Executive Officer	$2,000,000	27,071 units	27,071 units
Gregory H. Kossover, Chief Financial Officer	$1,500,000	20,303 units	20,303 units

The Target Value of each equity award was converted into 50% performance-vested restricted stock units (“PRSUs”) and 50% time-vested restricted stock units (“TRSUs”). The PRSUs and TRSUs were granted under the terms of the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Plan”) on February 28, 2018 (the “Grant Date”). The target number of PRSUs and TRSUs was determined by dividing 50% of the Target Value by $36.94, the closing price of the Company’s common stock on the Grant Date.

The PRSUs will be earned based on achievement over the three-year performance period that began January 1, 2018 and ends December 31, 2020 (the “Performance Period”), of pre-defined performance goals determined by the Compensation Committee that are based on (i) the Company’s core earnings per share growth relative to an index of other US banks with between $3 billion and $10 billion in total assets and (ii) total shareholder return, assuming reinvestment of dividends, relative to the bank index. Grants of PRSUs will cliff vest at the end of the Performance Period based on actual performance and achievement of the performance goals. Vesting will range from 50% of target payout for achieving threshold performance and 150% of target payout for achieving stretch performance.

The TRSUs will vest over three years, with 25% vesting immediately upon grant, and 25% at the annual anniversary of the grant for the next three years.

In connection with grants of the PRSUs and TRSUs, the Compensation Committee also adopted a Form of PRSU Award Agreement and Form of TRSU Award Agreement. The PRSU Award Agreement, among other things, provides that if the grantee’s employment with the Company is terminated for any reason other than for “Cause” (as defined in the Plan) before the last day of the Performance Period all unvested PRSUs will vest based on the specified target performance under the PRSU. Likewise, the TRSU Award Agreement, among other things, provides that if the grantee’s employment with the Company is terminated for any reason other than for “Cause” (as defined in the Plan) before the last day of the vesting period, all unvested TRSUs will vest immediately. If the grantee’s employment with the Company is terminated for Cause, all unvested PRSUs and TRSUs shall be forfeited.

The foregoing descriptions of the PRSUs and TRSUs do not purport to be complete and are qualified in their entirety by reference to the Form of PRSU Award Agreement and Form of TRSU Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Performance-vested Restricted Stock Units Award Agreement

10.2	Form of Time-vested Restricted Stock Units Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: March 5, 2018	By: /s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer